Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.55

EXCIPIENT MANUFACTURING AND SUPPLY AGREEMENT

This EXCIPIENT MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) dated as of August 5, 2009 (the “Effective Date”), is made by and between King Pharmaceuticals, Inc., a Tennessee corporation having its place of business at 501 Fifth Street, Bristol, Tennessee 37620 (“King”), and Durect Corporation, a corporation organized and existing under the laws of Delaware and having its place of business at 2 Results Way, Cupertino, California 95014 (“Durect”). King and Durect are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Durect and Pain Therapeutics, Inc. (“PTI”) are parties to the Development and License Agreement, dated December 19, 2002, as amended (the “DLA”), wherein Durect has granted to PTI under the terms set forth in the DLA rights to develop and commercialize Licensed Products (as defined in the DLA) and wherein Durect is entitled to exclusively supply to PTI and PTI is obligated to source from Durect the Excipient Ingredients (as defined in that certain Amendment 1 to the DLA, dated December 21, 2005) for commercial use in connection with the Licensed Products (as defined in the DLA);

WHEREAS, King and PTI are parties to the Collaboration Agreement, dated November 9, 2005 (the “Collaboration Agreement”), wherein King and PTI have agreed to develop the “Products” (as defined in the Collaboration Agreement) and King is responsible for the manufacture and commercialization of such Products (as defined in the Collaboration Agreement);

WHEREAS, King and PTI are parties to the License Agreement, dated December 29, 2005, as amended (“License Agreement”), wherein PTI granted to King, inter alia, certain development and commercialization rights to the Products (as defined in the Collaboration Agreement);

WHEREAS, the “Products” licensed to King by PTI under the Collaboration Agreement constitute “Licensed Products” under the DLA;

WHEREAS, subject to the terms and conditions set forth in this Agreement, King wishes to have Durect manufacture and supply the Excipient Ingredients (as defined in that certain Amendment 1 to the DLA, dated December 21, 2005) for use in commercial supplies of the Products (as defined in the Collaboration Agreement) for King; and Durect wishes to manufacture and supply the Excipient Ingredients (as defined in that certain Amendment 1 to the DLA, dated December 21, 2005) for use in commercial supplies of the Products (as defined in the Collaboration Agreement) to King; and

WHEREAS, the Finished Excipients hereunder constitute Excipient Ingredients (as defined in that certain Amendment 1 to the DLA, dated December 21, 2005).

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants of the Parties contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1 Unless otherwise specifically defined herein, capitalized terms shall have the meanings ascribed to such terms in the DLA. For convenience, a list of terms from the DLA used herein is set forth in Exhibit C attached hereto. As used herein, the following capitalized terms have the meanings as defined below:

Section 1.2 “Act” has the meaning set forth in Section 4.2(e).

Section 1.3 “Affiliate” means, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “controlled” (including the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

Section 1.4 “Agreed [ * * *] LTSA Terms” shall have the meaning set forth in Section 2.4(b)(i).

Section 1.5 “Agreement” has the meaning set forth in the preamble hereto, together with all appendices, exhibits and schedules hereto, as the same may be amended or supplemented from time to time.

Section 1.6 “Alternate Starter Material Costs” has the meaning set forth in Section 2.5(b).

Section 1.7 “Alternate Starter Material Supply Agreement” has the meaning set forth in Section 2.5(a).

Section 1.8 “Applicable Law” means, to the extent applicable to this Agreement or activities contemplated hereunder, all the laws, rules, and regulations, including any rules, regulations, guidelines, guidances or other requirements of any country, state, county, city or other political subdivision or of any Governmental Authority, including the FDCA, that may be in effect from time to time in the U.S., the E.U., and any country of the Territory for which Durect supplies Finished Excipients to King in accordance with the Global Supply Plan.

Section 1.9 “Audited Party” has the meaning set forth in Section 2.9(b).

Section 1.10 “Auditing Party” has the meaning set forth in Section 2.9(b).

Section 1.11 “Business Day” has the meaning set forth in Section 1.95(j).

Section 1.12 “[ * * *] Forecast” has the meaning set forth in Section 2.8(a).

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 1.13 “[ * * *] Long Term Supply Agreement” has the meaning set forth in Section 2.4(b)(ii).

Section 1.14 “[ * * *] Starter Material” shall mean either industrial or pharmaceutical grade [ * * *], in each case as supplied by [ * * *] or other supplier, and which is further processed to produce Finished [ * * *].

Section 1.15 “Certificate of Analysis” means a certificate substantially in the form attached hereto as Exhibit A-1, in the case of Finished [ * * *], and Exhibit A-2, in the case of Finished [ * * *], evidencing the analytical tests conducted on a specific lot of the applicable Finished Excipients and setting forth, inter alia, the items tested, Specifications and test results.

Section 1.16 “Collaboration Agreement” has the meaning set forth in the opening recitals hereto.

Section 1.17 “Confirmed Purchase Order” has the meaning set forth in Section 2.8(d).

Section 1.18 “Control” means possession by a Party or its Affiliate of the right to grant to the other Party a license, sublicense or other right to use, of the scope provided for in this Agreement, to intangible or intellectual property rights (including patent rights, know-how, trade secrets, data and rights to access or cross-reference regulatory filings) without violating the terms of any Applicable Law, agreement or other arrangement with any Third Person existing at the time such Party or such Affiliate would be first required hereunder to grant the other Party such license, sublicense or other right.

Section 1.19 “Costs” means all reasonable internal and external costs, expenses, and costs of labor and out-of-pocket costs of materials associated with an activity. The costs of labor incurred by a Party shall be calculated for personnel [ * * *].

Section 1.20 “[ * * *]” has the meaning set forth in Exhibit D – Part I.

Section 1.21 “[ * * *]” has the meaning set forth in Exhibit D – Part I.

Section 1.22 “Discretionary Manufacturing Changes” has the meaning set forth in Section 2.16(c).

Section 1.23 “DLA” has the meaning set forth in the opening recitals hereto.

Section 1.24 “DMF” means a Type IV drug master file filed with the FDA which includes information relating to the Manufacture of the Finished Excipients.

Section 1.25 “Durect” has the meaning set forth in the preamble hereto.

Section 1.26 “Durect Facility” means the facility of Durect located at [ * * *]

Section 1.27 “Durect Indemnified Parties” has the meaning set forth in Section 7.2.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 1.28 “E.U.” means the European Union.

Section 1.29 [ * * *]

Section 1.30 [ * * *]

Section 1.31 “Effective Date” has the meaning set forth in the preamble hereto.

Section 1.32 “Excess Quantity” has the meaning set forth in Section 2.2(b).

Section 1.33 “Exploit” or “Exploitation” means to make, have made, import, use, sell, offer for sale or otherwise dispose of a product or process, including the research, development, registration, modification, enhancement, improvement, Manufacture, storage, formulation, optimization, export, transport, distribution, promotion or marketing of a product or process.

Section 1.34 “Failure to Supply” means, with respect to any Finished Excipient, failure on the part of Durect to supply at least [ * * *] of the quantity specified in the applicable Purchase Order within [ * * *] of the delivery date specified in the Purchase Order (with the balance of the amount specified in the Purchase Order delivered within [ * * *] of the delivery date specified in the Purchase Order) at least [ * * *] times in any rolling [ * * *] period.

Section 1.35 “FCA” means Free Carrier, Incoterms (2000).

Section 1.36 “FDA” means the U.S. Food and Drug Administration or any successor agency.

Section 1.37 “FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended, which is contained in Title 21 of the U.S. Code, section 301 et seq., as amended and the regulations promulgated thereunder from time to time.

Section 1.38 “Finished [ * * *]” means pharmaceutical grade [ * * *] to be supplied by Durect to King or supplied or sourced by King hereunder, intended for inclusion as a pharmaceutical excipient for commercial supplies of the Products.

Section 1.39 “Finished Excipient” means Finished [ * * *] or Finished [ * * *]. Finished [ * * *] and Finished [ * * *] shall collectively be referred to as “Finished Excipients.”

Section 1.40 “Finished [ * * *]” means pharmaceutical grade [ * * *] to be supplied by Durect to King or supplied or sourced by King hereunder, intended for inclusion as a pharmaceutical excipient for commercial supplies of the Products.

Section 1.41 “Forecast” has the meaning set forth in Section 2.8(a).

Section 1.42 “Force Majeure” has the meaning set forth in Section 8.2.

Section 1.43 “[ * * *]has the meaning set forth in [ * * *]

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 1.44 [ * * *]has the meaning set forth in [ * * *].

Section 1.45 “Global Supply Plan” has the meaning set forth in Section 2.1(d).

Section 1.46 “Governmental Authority” means the FDA, any governmental agency, board or commission or other governmental or regulatory authority or other instrumentality, including any state, county, city or other political subdivision within the U.S., the E.U., and any country of the Territory for which Durect supplies Finished Excipients to King in accordance with the Global Supply Plan.

Section 1.47 “Indemnification Claim Notice” has the meaning set forth in Section 7.3(a).

Section 1.48 “Indemnitee” has the meaning set forth in Section 7.3(a).

Section 1.49 “Indemnitor” has the meaning set forth in Section 7.3(a).

Section 1.50 “Information” has the meaning set forth in the Confidentiality Agreement between the Parties, attached hereto as Exhibit F, dated September 28, 2006.

Section 1.51 “Invoice Price” has the meaning set forth in Exhibit D – Part IV.

Section 1.52 “IPEC” shall mean International Pharmaceutical Excipients Council.

Section 1.53 “IPEC Guidelines” shall mean the “Joint IPEC-PQG Good Manufacturing Practices Guide for Pharmaceutical Excipients” dated 2006.

Section 1.54 “King” has the meaning set forth in the preamble hereto.

Section 1.55 “King Facility” means the facility of King, located at 501 Fifth Street, Bristol, Tennessee or as King shall designate.

Section 1.56 “King Indemnified Parties” has the meaning set forth in Section 7.1.

Section 1.57 “Liabilities” has the meaning set forth in Section 7.1.

Section 1.58 “License Agreement” has the meaning set forth in the opening recitals hereto.

Section 1.59 “Manufacture” and “Manufacturing” means the manufacturing, processing, formulating, packaging, labeling, storage, handling and quality control testing of the Finished Excipients.

Section 1.60 “Manufacturing Costs” has the meaning set forth in Exhibit D – Part I.

Section 1.61 “Manufacturing Process” means the process for the Manufacture of the Finished Excipients supplied by Durect to King hereunder (which shall be provided to King by Durect pursuant to Section 2.16(a)), as each such Manufacturing Process may be amended from time to time in accordance with this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 1.62 “Marketing Authorization” means an approved New Drug Application as defined in the FDCA and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification, necessary or reasonably useful to market any product in a country or regulatory jurisdiction in the E.U., including applicable pricing and reimbursement approvals.

Section 1.63 “Mark-up” has the meaning assigned to such term in the definition of “Purchase Price.”

Section 1.64 “Materials” means all raw materials, reagents, components, packaging and labeling materials, and all other supplies of any kind used in connection with Manufacturing the Finished Excipients.

Section 1.65 “ORADUR™” shall mean the trademark rights to the mark ORADUR and similar rights under the laws of any Governmental Authority including all goodwill associated therewith, and all applications, registrations, extensions and renewals relating thereto.

Section 1.66 “Outside Laboratory” has the meaning set forth in Section 2.12(a).

Section 1.67 “[ * * *]”.

Section 1.68 “Party” and “Parties” have the meanings set forth in the preamble hereto.

Section 1.69 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

Section 1.70 “Pricing Date” has the meaning set forth in Section 2.10(a).

Section 1.71 “Products” means “Products” under the Collaboration Agreement that are listed on Appendix A attached hereto as such Appendix may be amended from time to time in accordance with Section 2.1(b).

Section 1.72 “PTI” has the meaning set forth in the opening recitals hereto.

Section 1.73 “Purchase Order” means a written purchase order issued by King to Durect in accordance with Section 2.8(b).

Section 1.74 “Purchase Price” means, with respect to a quantity of Finished Excipients, the final purchase price that is the sum of Manufacturing Costs associated with such quantity, plus a mark-up equal to [ * * *] of the Manufacturing Costs associated with such quantity (“Mark-up”).

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 1.75 “Quality Agreement” means the Quality Agreement to be entered into between the Parties, substantially in form of Exhibit G attached hereto.

Section 1.76 “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Governmental Authority necessary to Exploit the Products in a country in the Territory, including any (a) premarket approval or premarket notification of a Product, including any supplements and amendments thereto; (b) post-approval Marketing Authorizations (including any prerequisite manufacturing approval or authorization related thereto); (c) labeling approval; and (d) technical, medical and scientific licenses.

Section 1.77 “Required Manufacturing Changes” has the meaning set forth in Section 2.16(b).

Section 1.78 “[ * * *] Forecast” has the meaning set forth in Section 2.8(a).

Section 1.79 “[ * * *] Starter Material” shall mean either [ * * *] or pharmaceutical grade [ * * *], in each case as supplied by [ * * *] or other supplier, and which is further processed to produce Finished[ * * *].

Section 1.80 “Second Site” has the meaning set forth in Section 2.6.

Section 1.81 [ * * *]

Section 1.82 [ * * *]

Section 1.83 “Specifications” means the handling, composition, testing, production, packaging, storage and shipping procedures and specifications for the Finished Excipients as may be amended, modified or supplemented from time to time in accordance with the terms hereof and the Regulatory Approval for the applicable Product. The initial Specifications for Finished [ * * *] are annexed as Exhibit B-1 and the initial Specifications for Finished [ * * *] are annexed as Exhibit B-2.

Section 1.84 “Starter Material” means [ * * *] Starter Material or [ * * *] Starter Material.

Section 1.85 [ * * *] has the meaning set forth in [ * * *].

Section 1.86 [ * * *] has the meaning set forth in [ * * *].

Section 1.87 [ * * *] has the meaning set forth in [ * * *].

Section 1.88 [ * * *] has the meaning set forth in [ * * *].

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 1.89 “Technical Issues” has the meaning set forth in Section 8.9.

Section 1.90 “Term” has the meaning set forth in Section 6.1.

Section 1.91 “Territory” means the world, provided however, Territory shall not include Australia or New Zealand in the event that PTI elects to manufacture, without the involvement of King, Product for commercial supply to PTI or its licensee in Australia or New Zealand, respectively.

Section 1.92 “Third Person” means any Person or entity other than Durect, King, or any of their Affiliates.

Section 1.93 “U.S.” means the United States of America.

Section 1.94 “Validation Costs” has the meaning set forth in Section 2.5.

Section 1.95 Interpretation

(a) The term “including” shall be deemed to mean “including without limitation” and “including but not limited to” and the term “includes” shall be deemed to mean “includes without limitations” and “includes but is not limited to,” in each case, regardless of whether the words “without limitation” or “but not limited to” actually follow the terms “including” or “includes;”

(b) The words “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used;

(c) All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(d) Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(e) The recitals set forth at the start of this Agreement, along with the appendices, exhibits, and schedules to this Agreement, and the terms and conditions incorporated in such recitals, appendices, exhibits and schedules shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals, appendices, exhibits, and schedules and the terms and conditions incorporated in such recitals, appendices, exhibits, and schedules, provided, that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the appendices, exhibits, and schedules, the terms of this Agreement shall control;

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(f) Any reference to “Exhibit D” in this Agreement shall be a reference to Exhibit D in its entirety, including Exhibit D-Part I, Exhibit D-Part II, Exhibit D-Part III and Exhibit D-Part IV)

(g) In the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern;

(h) The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter;

(i) Unless otherwise provided, all references to recitals, Sections, appendices, schedules, and exhibits in this Agreement are to the recitals, Sections, schedules and exhibits of and to this Agreement;

(j) All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters or calendar years unless otherwise expressly provided; references to a “Business Day” herein shall mean a day when both King and Durect corporate headquarters are open during regular business hours for the conduct of normal business operations. Each Party shall provide the other Party with a list of all days other than weekends in each calendar year which shall be not be Business Days for such Party on or before January 2 of such calendar year.

(k) Any reference to any federal, national, state, local or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

(l) Any requirements of notice or notification by one Party to another shall be construed to mean written notice in accordance with Section 8.1;

(m) Wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; and

(n) The word “cost” appears throughout this Agreement as the capitalized term “Cost” and in lowercase letters as “cost.” The lowercase term “cost” shall not be read to have the same meaning as the capitalized term “Cost,” the definition of which shall be exclusive to those instances when the word “cost” appears herein as a capitalized term.

ARTICLE II. SUPPLY

Section 2.1 Supply of Finished Excipients, Starter Material, and Materials.

(a) Supply of Finished Excipients. This Agreement sets forth the rights and obligations of Durect and King in relation to the supply by Durect to King and the purchase by King from Durect of Finished Excipients in the Territory for the commercial supply of Products, and the Parties shall refer only to this Agreement with respect to such.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Products. King may modify the list of Products on Appendix A by providing written notice of such modification to Durect. Appendix A shall be deemed amended upon delivery of such notice to Durect.

(c) Starter Material and Materials. In order to supply King with Finished Excipients, Durect sources Starter Material from Third Persons. Durect will use its commercially reasonable efforts to source such supply of Starter Material and to obtain all materials and services (including subcontracted services) used in Manufacturing the Finished Excipients to be supplied to King hereunder, at the most reasonable prices available subject to the satisfaction of other commercially important terms and conditions including quality, quantity and reliability of the supply or services, applying a degree of effort to achieving such reasonable prices that is no less rigorous than what it would apply for sourcing of such materials for Durect’s own use. Durect shall use commercially reasonable efforts to maintain continual access to sufficient supplies of Starter Material, Materials, and other required resources to perform its obligations required under this Agreement.

(d) Global Supply Plan. At King’s discretion and as King shall require, on a country-by-country or Territory-wide basis, King will notify Durect of King’s needs for Finished Excipients for the purposes of Exploiting the Products in the Territory other than the U.S. and E.U. (“Global Supply Plan”). Based upon King’s Global Supply Plan, Durect will propose in writing for King’s consideration and approval the additional activities and Costs that Durect will incur in relation to regulatory filings and related activities to so supply King in accordance with the Global Supply Plan. Upon King’s written approval of such additional activities and Costs incurred by Durect, Durect will undertake the necessary activities to supply King with Finished Excipients in accordance with the Global Supply Plan. All such Finished Excipients so supplied shall be deemed to be Finished Excipients hereunder and subject to the terms and conditions of this Agreement. For the avoidance of doubt, the Purchase Price for all Finished Excipients supplied by Durect to King as a result of a Global Supply Plan shall be the Purchase Price for Finished Excipients hereunder, as calculated in accordance with Exhibit D hereto.

Section 2.2 Supply Obligations for Finished Excipients.

(a) Supply of Finished Excipients. During the Term, subject to the terms and conditions hereof, Durect shall Manufacture and exclusively supply to King (and, if applicable, its Affiliates and sublicensees involved in the Exploitation of Products in the Territory) at least [ * * *]% ([ * * *] percent) of the binding portion of any then current Forecast, and King (and, if applicable, its Affiliates and sublicensees involved in the Exploitation of Products in the Territory) shall exclusively purchase from Durect, King’s requirements (and the requirements, if any, of its Affiliates and sublicensees involved in the Exploitation of Products in the Territory), in each case, of Excipient Ingredients for use in the Manufacture of commercial supplies of Products in the Territory, which on the Effective Date, shall be limited to the U.S. and the E.U., but thereafter will include any other country in the Territory for which Durect supplies King under the Global Supply Plan. Excipient Ingredients shall be supplied hereunder in the form of Finished Excipients.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Excess Quantity. In the event that King requires an amount in excess of [ * * *]% ([ * * *] percent) of its Forecast for the Finished Excipients (“Excess Quantity”), Durect shall exercise commercially reasonable efforts to so supply King with such Excess Quantity for the applicable period of such Forecast. Durect’s failure to so supply the Excess Quantity in any applicable period shall not be considered a breach of this Agreement. If there is any portion of the Excess Quantity that Durect cannot supply to King, despite having exercised commercially reasonable efforts to do so, then Durect and King shall agree in good faith on a solution [ * * *].

(c) Manufacture of Finished Excipients. Durect shall Manufacture the Finished Excipients delivered hereunder (i) in accordance with this Agreement, the Specifications attached hereto as Exhibit B-1, in the case of Finished [ * * *], and Exhibit B-2, in the case of Finished [ * * *], and the Quality Agreement, and, (ii) in compliance with Applicable Law.

Section 2.3 [ * * *].

(a) [ * * *].

Section 2.4 [ * * *] Starter Material[ * * *] Long Term Supply.

(i) [ * * *]

(b) Long Term Supply.

(i) Immediately following the Effective Date, Durect and King agree to create a joint team consisting of three people from the technical operations group of each Party, and the Parties shall, through such joint team, establish key terms acceptable to both Parties relating to the long-term supply by [ * * *] of pharmaceutical grade [ * * *] Starter Materials (the “Agreed [ * * *] LTSA Terms”).

(ii) After receipt by Durect of the [ * * *] under all of the [ * * *], Durect shall exercise commercially reasonable efforts to enter into an agreement for the long-term supply of pharmaceutical grade [ * * *] Starter Material with [ * * *] (“[ * * *] Long Term Supply Agreement”) based on the Agreed [ * * *] LTSA Terms. [ * * *].

(c) Subject to the foregoing, [ * * *].

Section 2.5 Additional Starter Materials Suppliers.

(a) Durect at all times shall use commercially reasonable efforts to identify additional Third Person potential suppliers of Starter Materials other than [ * * *]. Once identified, Durect shall use commercially reasonable efforts to enter into an agreement for the long-term supply of such Starter Material with such Third Person supplier (“Alternate Starter Material Supply Agreement”). Durect shall provide King with detailed updates and information regarding the sourcing and identification of potential Starter Material suppliers and any negotiations with potential Starter Material suppliers (including without limitation, timelines,

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

budgets, communications, sample requests, test results, long term supply agreement discussions, Specifications discussions) when reasonably requested by King but no less than on a bi-monthly basis. King shall be kept apprised of and be permitted to participate in the identification process and be involved in the negotiation and conclusion of the agreement. [ * * *]

(b) [ * * *].

Section 2.6 Second Site. Based on Forecasts for the Finished Excipients submitted from King to Durect, if Durect determines that it will need to either: (a) qualify an additional Manufacturing site to Manufacture Finished [ * * *] from [ * * *] Starter Material in addition to the Durect Facility (or any other facility which is then Manufacturing Finished [ * * *]) in order to ensure continuity of supply of Finished [ * * *] by Durect to King, or (b) qualify an additional Manufacturing site in addition to the [ * * *] Facility (or any other facility which is then Manufacturing Finished [ * * *]) for the Manufacture of Finished [ * * *] from [ * * *] Starter Material in order to ensure continuity of supply of Finished [ * * *] by Durect to King ((a) and (b) each individually, a “Second Site”), then Durect will prepare a written proposal to King for the qualification of such Second Site. [ * * *]. Durect shall provide King with information reasonably requested by King in connection with King’s evaluation. King’s approval of Durect’s proposal shall not be unreasonably withheld, delayed, or denied in view of the risk mitigation strategies which are reasonable and typical in the pharmaceutical industry for ensuring continuity of supply of excipients from a supply chain. Upon such approval, [ * * *]. If [ * * *]. If the Second Site is owned and operated by a Third Person, any Finished Excipient supplied by Durect to King from such Second Site will be pursuant to this Agreement and Durect shall contract directly with such Third Person for the supply thereof. Unless otherwise agreed to in writing by King, a Second Site shall produce no less than [ * * *] percent ([ * * *]%) of King’s annual requirements (based on King’s most recent Forecast at the time) of the applicable Finished Excipient. [ * * *]

Section 2.7 [ * * *] Expansion and Additional Capacity.

(a) [ * * *]

(b) Additional Capacity. Based on Forecasts for the Finished Excipients submitted from King to Durect, if Durect determines that it needs to increase capacity to Manufacture the Finished Excipients and to do so it needs to expand the Durect Facility or any other then existing facility Manufacturing the applicable Finished Excipient, Durect will prepare a written proposal for the same. Durect’s proposal shall include an analysis of Durect’s then current capacity (or the capacity of any other facility which is then Manufacturing the applicable Finished Excipient), the capacity of the proposed expansion, a timeline for installation of the expansion, associated Costs, and any other information requested by King in connection with King’s evaluation. King’s approval of Durect’s proposal shall not be unreasonably withheld, delayed or denied. Upon such approval, [ * * *]. If King [ * * *].

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 2.8. Forecasting, Order and Delivery of Finished Excipient.

(a) Forecasts. On the first Business Day of each calendar month during the Term, commencing with the calendar month immediately following the Effective Date, King shall deliver to Durect monthly forecasts, estimating the quantities of Finished Excipients that King expects to purchase from Durect in a [ * * *] month rolling forecast (“Forecast”). King shall make all Forecasts in good faith given market conditions and other information available to King: Forecasts shall include, (i) a [ * * *] month rolling forecast estimating the quantities of Finished [ * * *] (“[ * * *] Forecast”) that King requires; and (ii) a [ * * *] month rolling forecast estimating the quantities of Finished [ * * *] (“[ * * *] Forecast”) that King requires. Such Forecasts are non-binding and are intended for planning purposes only, except for the first [ * * *] months of such Forecasts, which shall be binding on King.

(b) Purchase Orders. King shall order Finished Excipients pursuant to such Forecasts by use of Purchase Orders that set forth (i) the quantities of Finished Excipients to be delivered by Durect to King (which, unless agreed to by Durect, for such period covered by the Purchase Order, shall be no less than quantities in the Forecast which are binding in the Forecast, nor more than [ * * *] percent ([ * * *]%) of quantities in the Forecast), (ii) expected delivery date(s), and (iii) the place of delivery. No terms or conditions contained in any Purchase Order, acknowledgement, invoice, bill of lading, acceptance, or other writing or document issued by either Party shall be effective to the extent such terms or conditions are inconsistent with or modify the terms and conditions contained in this Agreement. King shall submit each such Purchase Order to Durect at least [ * * *] days in advance of the delivery date specified in each Purchase Order. Durect shall promptly notify King within [ * * *] Business Days in writing if at any time Durect has reason to believe that Durect will not be able to fill an accepted Purchase Order or Confirmed Purchase Order for any Finished Excipient in all material respects in accordance with the delivery schedule specified therein by King and pursuant to the terms and conditions of this Agreement.

(c) Acceptance of Purchase Orders. Durect shall indicate its acceptance of each of King’s Purchase Orders within [ * * *] Business Days of its receipt of a Purchase Order. Durect shall accept a Purchase Order received by Durect if such Purchase Order is consistent with the terms of Section 2.8(a) and Section 2.8(b). Once a Purchase Order is accepted by Durect, King shall be obligated to purchase and Durect shall be obligated to deliver the applicable Finished Excipients in accordance with Section 2.8(e) below. Unless otherwise specified in writing by Durect, all Purchase Orders placed by King with Durect hereunder shall be addressed as follows:

Durect Corporation
2 Results Way
Cupertino, California 95014
Attention: Executive Vice President, Operations & Administration
Facsimile: (408) 777-3577
Email: Paula.Mendenhall@Durect.com

(d) Confirmed Purchase Order. If King requests changes to any Purchase Order after receipt thereof by Durect, Durect shall use commercially reasonable efforts to

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

comply with such requested changes provided that such requested changes are consistent with the terms of this Agreement. Failure of Durect to agree to any such requested changes, despite having exercised commercially reasonable efforts to comply with such changes requested by King, shall not be deemed a breach of this Agreement. Each oral request by King for changes to any Purchase Order after receipt thereof by Durect shall be confirmed by King by facsimile or email showing the requested changes within [ * * *] Business Days after King’s original oral request for such changes (the “Confirmed Purchase Order”). Durect shall indicate its acceptance or rejection of any Confirmed Purchase Order within [ * * *] Business Days of its receipt of the Confirmed Purchase Order, which acceptance shall confirm the content of such Confirmed Purchase Order.

(e) Delivery of Finished Excipients. Upon Durect’s acceptance of a King Purchase Order or Confirmed Purchase Order, Durect shall deliver the Finished Excipients FCA Durect’s designated facility (i.e., Durect Facility, [ * * *] Facility or other facility in accordance with the terms hereof) in compliance with the applicable Purchase Order or Confirmed Purchase Order by the expected delivery date as written in such Purchase Order or Confirmed Purchase Order, provided that, notwithstanding the foregoing, Durect may deliver to King such Finished Excipients up to [ * * *] days in advance of the delivery date stipulated in the Purchase Order or Confirmed Purchase Order.

(f) Routine Inspection. Within a period of [ * * *] Business Days after King has received delivery of the Finished Excipients, King shall undertake routine visual inspection and identification testing of the Finished Excipients and shall notify Durect of acceptance or rejection of such Finished Excipients in accordance with Section 2.12. Such notice shall not release Durect from its obligations hereunder and shall neither prohibit nor otherwise restrict King from exercising its rights to reject nonconforming Finished Excipients under Section 2.12.

(g) Packaging, Title and Risk of Loss. All Finished Excipients shall be packaged for shipment in accordance with the Specifications and any packing instructions provided by King. Title and risk of loss to Finished Excipients shall pass to King at the time of delivery by Durect to King’s designated carrier pursuant to the applicable Purchase Order or Confirmed Purchase Order. Each delivery of Finished Excipients shall be accompanied by a Certificate of Analysis, as attached hereto in Exhibit A-1, in the case of Finished [ * * *], and Exhibit A-2, in the case of Finished [ * * *], and such other documents as may be required pursuant to the Quality Agreement.

(h) Shipping Costs and Fees. King shall be responsible for all freight, insurance, handling, fees, taxes and other Costs associated with the shipment of Finished Excipients, as well as all export licenses, import licenses and custom formalities for the import and export of Finished Excipients between Durect’s designated facility and King’s delivery destination.

(i) Tracking. In addition, Durect shall maintain a tracking system by which the distribution of each lot of Finished Excipients may be readily determined to facilitate its recall if necessary.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 2.9 Invoice, Payment and Audit.

(a) Invoices and Payments.

(i) Reimbursable Costs. Each Party shall invoice the other Party on a monthly basis in arrears for all Costs incurred by such Party which are reimbursable by the other Party under this Agreement. Payments shall be due within [ * * *] days after receipt of such invoice by the other Party.

(ii) Purchase Price/Invoice Price. Subject to adjustment in accordance with Exhibit D-Part IV, Durect shall promptly invoice King using the relevant Invoice Price for all quantities of Finished Excipients delivered pursuant to Purchase Orders or Confirmed Purchase Orders. Payment with respect to Finished Excipients delivered shall be due net [ * * *] days from the date King receives an invoice for the same. If King rejects such Finished Excipients pursuant to Section 2.12, then payment shall be due within [ * * *] days after receipt by King of notice from the Outside Laboratory that the invoiced Finished Excipients are conforming or, subject to Section 2.12(b), receipt by King of replacement Finished Excipients, as the case may be. All payments not made when due hereunder shall bear interest at a rate of [ * * *]% per annum or, if lower, the maximum rate permitted by Applicable Law.

(iii) Currency. Payment of invoices shall be made in U.S. Dollars by wire transfer to an account designated in writing by the other Party.

(iv) Disputes. If either Party disputes any portion of an invoice, it shall pay the undisputed portion and shall provide the other Party with written notice of the disputed portion and its reasons therefore and such Party shall not be obligated to pay such disputed portion. The Parties shall use good faith efforts to resolve any such disputes promptly. In the event of any inconsistency between an invoice and this Agreement, the terms of this Agreement shall control.

(v) Retention of Copies. Each Party shall retain copies of any receipts, bills, invoices, expense account information and any other supporting data, which the other Party shall have the right to audit in accordance with Section 2.9(b).

(b) Records and Audits. Each Party (the “Audited Party”) agrees to keep clear, accurate and complete records for a period of at least [ * * *] years in sufficient detail to substantiate the determination of, in the case of Durect, the Invoice Price and Purchase Price for Finished Excipients supplied by Durect hereunder and costs incurred by Durect which are subject to reimbursement by King hereunder, and in the case of King, the costs incurred by King which are subject to reimbursement by Durect hereunder, and further agrees to permit its books and records to be examined by an independent accounting firm selected by the other Party (the “Auditing Party”) and reasonably satisfactory to the Audited Party, from time-to-time to the extent necessary, but not more frequently than once a year. Such accounting firm shall report to the Auditing Party only whether invoices or other requests for payment hereunder are accurate, and, if not accurate, the amount and a description of the discrepancy sufficient to allow the

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Auditing Party to evaluate such discrepancy. Such examination by an independent accounting firm under this Section 2.9(b) (including the Audited Party’s Costs in accommodating such audit) is to be made at the expense of the Auditing Party, except that if the results of the audit reveal that the Audited Party has overcharged the Auditing Party by an amount exceeding [ * * *] percent ([ * * *]%) of the correct amount, then the audit fees shall be paid by the Audited Party. The Audited Party shall promptly reimburse to the Auditing Party any overpayment made by the Auditing Party and the Auditing Party shall promptly pay to the Audited Party any amounts underpaid to Audited Party, in each case as determined in the audit. All information of the Audited Party accessed or learned by the Auditing Party and its accounting firm pursuant to this Section 2.9(b) shall be deemed to be the confidential Information of the Audited Party.

Section 2.10 Purchase Price, Purchase Price Reduction, and Exclusions.

(a) Purchase Price. Save with respect to Finished Excipients sourced by King in accordance with Section 2.2(b) and Section 2.3(a), the purchase price of Finished [ * * *] and Finished [ * * *] supplied by Durect to King hereunder shall be the Purchase Price.

(b) [ * * *].

(c) [ * * *]

(d) [ * * *]

Section 2.11 Failure or Inability to Supply Finished Excipients.

(a) Notice by Durect. In the event that Durect, at any time during the Term, shall have reason to believe that it will be unable to supply King with the full quantity of any Forecast or Purchase Order of the Finished Excipients in accordance with the terms of this Agreement (whether by reason of Force Majeure or otherwise) in conformity with the warranty set forth in Section 4.3, Durect shall promptly notify King thereof within [ * * *] Business Days. Promptly thereafter, the Parties shall discuss how King will obtain such full quantity of conforming Finished Excipients. Compliance by Durect with this Section 2.11(a) shall not relieve Durect of any other obligation or liability under this Agreement, including any obligation or liability under this Section 2.11 or Section 2.12, and any default or failure on the part of Durect to supply Finished [ * * *] hereunder shall not affect whatsoever the Parties’ rights and obligations with respect to supply or purchase of Finished [ * * *] hereunder, or vice versa.

(b) King Option to Cancel or Accept Deliveries. If Durect fails to deliver the full quantity of Finished Excipients specified in a Purchase Order or a Confirmed Purchase Order in accordance with Section 2.8(e), then King at its sole option, may (i) revise its Forecasts; (ii) cancel all or any portion of such Purchase Order or Confirmed Purchase Order, in which event King shall have no liability with respect to the portion of such Purchase Order or Confirmed Purchase Order so cancelled and/or (iii) accept late delivery of all or any portion of the Finished Excipients specified in such Purchase Order or Confirmed Purchase Order.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) Failure to Supply Finished SAIB. In the event of a Failure to Supply Finished [ * * *] for any reason (including Force Majeure), King may, in its sole discretion and at its cost and without any opposition from Durect, during the period that Durect is unable to resume supply as required by King and in conformity with the warranty set forth in Section 4.3, [ * * *].

(i) [ * * *]

(ii) [ * * *] Failure to Supply Finished CAB. [ * * *] [ * * *].

(d) [ * * *]

Section 2.12 Procedure for Rejection of Finished Excipients.

(a) Rejection of Finished Excipients. In the event that King determines, within [ * * *] Business Days after delivery of Finished Excipients by Durect (or within [ * * *]) Business Days after discovery of any latent nonconformity that could not reasonably have been detected by routine visual inspection on delivery) that any Finished Excipient supplied by Durect does not conform to the warranty set forth in Section 4.3, King shall give Durect notice thereof (including a sample of such Finished Excipient, if applicable). King shall reject and return to Durect at Durect’s Facility any Finished Excipient so rejected in accordance with the provisions of this Section 2.12. Durect shall undertake appropriate evaluation of such sample (or, if appropriate, a sample retained by Durect) and shall notify King whether it has confirmed such nonconformity within [ * * *] days after receipt of such notice from King. If Durect notifies King that it has not confirmed such nonconformity, the Parties shall submit the dispute to an independent testing laboratory or other appropriate expert mutually acceptable to the Parties (the “Outside Laboratory”) for evaluation. Both Parties shall cooperate with the Outside Laboratory’s reasonable requests for assistance in connection with its evaluation hereunder. Subject to this Section 2.12(a), the findings of the Outside Laboratory shall be binding on the Parties, absent manifest error. The expenses of the Outside Laboratory shall be borne by Durect if the testing confirms nonconformity in the Finished Excipients and otherwise by King (such expenses not to be passed through to King in Purchase Price or otherwise). If the Outside Laboratory finds that King should reject the Finished Excipients in question, but King does not so reject the same and Durect does not object to King’s decision, then Durect shall not be absolved of any liability for latent defects for the same, but if the Outside Laboratory finds that King should reject the Finished Excipients in question, but King does not so reject the same and Durect objects to King’s decision, then Durect shall be absolved of all liability for latent defects for the same. Except as otherwise specifically provided herein, any Finished Excipients that King does not reject pursuant to this Section 2.12(a) pursuant to the time periods specified shall be deemed accepted, and all claims with respect to Finished Excipients not conforming to the warranty set forth in Section 4.3 shall be deemed waived by King.

(b) Replacement of Nonconforming Finished Excipients or Reimbursement. If the Outside Laboratory or Durect confirms that a batch or lot of Finished Excipients does not conform to the warranty set forth in Section 4.3, and King has already paid Durect for such nonconforming Finished Excipients, Durect, at King’s option, promptly shall [ * * *]

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) Return of Nonconforming Finished Excipients. Nonconforming Finished Excipients in King’s possession shall be returned to Durect or destroyed by King in accordance with Durect’s instruction and at Durect’s sole cost (such costs not to be passed through to King in Purchase Price or otherwise). If Durect chooses to have nonconforming Finished Excipients returned to it, Durect shall arrange for pick-up of such nonconforming Finished Excipients within [ * * *] days of the decision to return Finished Excipients. In no event shall King be required to maintain nonconforming Finished Excipients for more than [ * * *] days after the determination and/or agreement that the Finished Excipient is nonconforming. If King does not receive instruction from Durect to return or destroy nonconforming Finished Excipients, King shall be entitled to destroy such Finished Excipients and invoice Durect for King’s Costs in so doing (such costs not to be passed through to King in Purchase Price or otherwise). If Durect notifies King to destroy the nonconforming Finished Excipients, King shall notify Durect of the estimated cost of destruction prior to destroying the nonconforming Finished Excipients.

Section 2.13 Taxes. Any and all taxes imposed upon or with respect to or measured by the sale or delivery by Durect to King of the Finished Excipients in accordance with this Agreement (other than taxes that may be levied upon Durect’s gross or net income) shall be for King’s account. Taxes imposed upon Durect in relation to the Manufacture of the Finished Excipients or in relation to the Starter Material and/or Materials shall be for Durect’s account. Durect shall provide an exemption and/or resale certificate to its suppliers to exempt from sales tax the purchase of ingredients, Materials, and/or components and the like that will become part of the Finished Excipients. King will supply Durect with an exemption and/or resale certificate to exempt from sales tax King’s purchase of the Finished Excipients hereunder. For the avoidance of doubt, (i) taxes for Durect’s account under this Section 2.13 shall be included in Manufacturing Costs only to the extent such taxes are permitted to be included in Manufacturing Costs in the calculation of Purchase Price under Exhibit D and (ii) any taxes for Durect’s account that are eligible for exemption, regardless of whether Durect takes advantage of such exemption, shall not be included in Manufacturing Costs.

Section 2.14 Plant Allocation and Capacity Increase.

(a) Subject always to the provisions hereof with respect to [ * * *], Durect shall allocate sufficient production capacity to meet King’s requirements under the terms and conditions of this Agreement. In the event that Durect experiences a shortage of production capacity at the Durect Facility, Durect shall promptly notify King of such shortage of production capacity and the date the shortage in capacity is expected to end. In such event, Durect shall allocate its total production capacity to the production of the Finished Excipients in such proportion (expressed as a function of equipment utilized) [ * * *].

Section 2.15 Costs of Manufacturing. Durect shall be solely responsible for all costs incurred in connection with the Manufacture of Finished Excipients hereunder, including costs of personnel, quality control testing, Manufacturing facilities and equipment, Materials,

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

government sales, use excise, property or similar taxes or excises. For the avoidance of doubt, costs incurred in connection with the Manufacture of Finished Excipients hereunder shall be included in Manufacturing Costs only to the extent such costs are permitted to be included in Manufacturing Costs in the calculation of Purchase Price under Exhibit D.

Section 2.16 Manufacturing Process; Amendment of Finished Excipients Specifications and Manufacturing Process.

(a) Manufacturing Process. No later than [ * * *]. Such Manufacturing Processes may be amended from time to time in accordance with this Agreement.

(b) Required Manufacturing Changes. For changes to the Specifications or the Manufacturing Process that are required by Applicable Law or by reasonable medical or scientific concerns as to the toxicity, safety and/or efficacy of the Finished Excipients (collectively “Required Manufacturing Changes”), [ * * *].

(c) Discretionary Manufacturing Changes. For changes to the Specifications or Manufacturing Process that are not Required Manufacturing Changes (collectively “Discretionary Manufacturing Changes”) [ * * *]

(d) Changes to Specifications. Durect shall not in any respect amend, modify or supplement the Specifications or the Manufacturing Process or Starter Materials used in connection with Manufacturing Finished Excipients without the prior written consent of King.

(e) Change Control Procedures. In reviewing and implementing any changes pursuant to this Section 2.16, the Parties shall comply with the change control procedures set forth in the Quality Agreement.

(f) Durect to Provide Data and Documentation. In connection with any Required Manufacturing Changes or Discretionary Manufacturing Changes agreed to by the Parties, Durect shall provide to King any data, documentation or other information with respect thereto as King may reasonably request in order to obtain or maintain any Regulatory Approval or comply with cGMP or other Applicable Law.

(g) Additional Regulatory Approvals. If any Required Manufacturing Changes or Discretionary Manufacturing Changes agreed to by the Parties require additional Regulatory Approval, such changes may not be implemented by Durect until such Regulatory Approval has been obtained by either King or Durect.

Section 2.17 Financial Implications in Connection with Changes.

(a) Durect Responsibility. Durect shall be solely responsible for any and all costs incurred by it as a result of any amendment, modification or supplement to the Specifications or the Manufacturing Processes [ * * *].

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) King Responsibility. Subject to Section 2.17(a) and Section 2.17(c), King shall be solely responsible for (i) any and all costs incurred by it or Costs incurred by Durect as a result of any amendment, modification or supplement to the Specifications or the Manufacturing Processes [ * * *] and (ii) all Costs associated with [ * * *]

(c) Printed Materials. All Costs associated with Required Manufacturing Changes regarding all printed materials, including without limitation packaging and labeling materials shall be borne by [ * * *], provided that [ * * *] shall only be responsible for a maximum of [ * * *] months inventory build of such printed materials based on the most recent then binding portion of the Forecast.

Section 2.18 Subcontracting of Manufacture and Supply. During the Term, Durect shall not be entitled to subcontract its obligations hereunder to Manufacture Finished [ * * *] and Finished [ * * *] for King other than with respect to the current supply arrangements with [ * * *] for [ * * *] Starter Material and [ * * *] Starter Material and the processing agreement for Finished [ * * *] with [ * * *], without the prior written approval of King, not to be unreasonably withheld or delayed. In the event King consents to Durect’s subcontracting of its obligations under this Agreement, the terms of any subcontract will be in writing and will be consistent with this Agreement. No subcontracting will release Durect from its responsibility for its obligations under this Agreement. Durect will be responsible for the work and activities of each of Durect’s subcontractors, including compliance with the terms of this Agreement. No terms or conditions contained in any subcontract shall be effective to the extent such terms or conditions are inconsistent with or modify the terms and conditions contained in this Agreement.

Section 2.19 Labels and Packaging.

(a) King Trademarks. King shall market and sell the Products under its own proprietary trademarks and trade names.

(b) Durect Trademarks. To the extent King is legally able to do so (i.e., not prevented from doing so under any contract to which it is a party entered into prior to the Effective Date and under Applicable Law) and at Durect’s timely written request, King shall include Durect’s DURECT® corporate trademark and ORADUR™ mark on the packaging (including product insert) used for such Products that King markets, distributes or sells in the Territory in order to identify Durect as the source of the technology utilized in the manufacture of such Products.

(c) Placement and Size. The placement and size of the DURECT® and ORADUR™ marks on the packaging for the Products shall be at the reasonable good faith discretion of King provided that such marks: (a) are used in a consistent and noticeable manner sufficient to constitute trademark usage under the Applicable Law; (b) are clearly identified as trademarks belonging to Durect, and (c) are not used as combination marks with other marks or tradenames. At Durect’s written request, King shall omit the DURECT® and ORADUR™ marks from the packaging for the Products provided that Durect must notify King in writing of such request within [ * * *] of Durect’s receipt of a mock-up of the packaging for the Products.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) Replacing Durect Marks. In the event Durect wishes King to replace either the DURECT® or ORADUR™ marks with another mark for use on the packaging for the Products (which replacement shall be at Durect’s sole Cost (not to be passed through to King in Purchase Price or otherwise)), King shall consider such request in good faith and not withhold its approval for same, unless, in its reasonable good faith discretion, the substitute mark proposed by Durect is likely to cause confusion with or likely to dilute any proprietary trademark of King.

(e) Limit of [ * * *] Durect Marks. In no event shall King be required to affix more than [ * * *] marks of Durect on the packaging for the Products.

(f) No Durect Review and Approval of Product Packaging. For the avoidance of doubt, this provision does not otherwise entitle Durect to review and approve any such packaging or to delay King’s regulatory filings in relation to the Products.

(g) Affiliates and Sublicensees. King shall cause its Affiliates, if any, involved in the sale of Products in the Territory and sublicensees, if any, involved in the sale of Products in the U.S. to be subject to the provisions of this Section 2.19. King shall use commercially reasonable efforts to cause its sublicensees, if any, involved in the sale of Products outside the U.S. to be subject to the provisions of this Section 2.19; provided, however, if despite having used commercially reasonable efforts, failure of King to do so shall not be deemed a breach of this Agreement.

Section 2.20 Material Safety. Within a reasonable period after the Effective Date, Durect shall provide King in written form all information currently known regarding the handling, precautions, toxicity and hazards associated with the Finished Excipients and thereafter for the Term, Durect shall provide King with updates to the same as soon as reasonably practical after they are available to Durect.

ARTICLE III. REGULATORY, ACCESS AND OTHER MATTERS

Section 3.1 Testing, Assays, and Quality Assurance.

(a) Quality Agreement. The Quality Agreement outlines the rights and obligations of the Parties with respect to quality assurance as related to the supply of Finished Excipients by Durect to King hereunder. In connection therewith, Durect shall perform, or cause to be performed, the tests required to be performed by Durect pursuant to the Specifications, as attached hereto as Exhibit B-1, in the case of Finished [ * * *], and Exhibit B-2, in the case of Finished [ * * *], on each lot of Finished Excipients Manufactured pursuant to this Agreement.

(b) Samples of Finished Excipients. Durect shall retain or shall cause to be retained samples of each batch of Finished Excipients in such quantities sufficient to conduct [ * * *] full testings of the Finished Excipients in accordance with the Specifications, as attached hereto as Exhibit B-1, in the case of Finished [ * * *], and Exhibit B-2, in the case of Finished [ * * *], and Applicable Law at Durect’s sole cost.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) Reference Standards. King may request, from time to time, delivery of small quantities of Finished Excipients to use as a reference standard at King’s Cost. Durect shall promptly deliver such reference standard to King.

(d) Testing Methods. [ * * *].

(e) Testing as a Result of Complaint or AE. If, as a result of a reported complaint or adverse drug event, testing of the Finished Excipients is required, Durect will, upon King’s request, and at King’s Cost, perform the required testing of the applicable retained sample in accordance with Specifications, as attached hereto as Exhibit B-1, in the case of Finished [ * * *], or Exhibit B-2, in the case of Finished [ * * *], and provide the results thereto to King as soon as reasonably practicable, but no later than [ * * *] days after King’s request. Such testing shall be performed using approved testing procedures as set forth in the applicable Specifications for the Finished Excipient, as attached hereto as Exhibit B-1, in the case of Finished [ * * *], and Exhibit B-2, in the case of Finished [ * * *]. Durect shall also respond to requests for assistance in investigations (in addition to performing analytical testing), such as, if an investigation into the Manufacturing Process for a particular lot is warranted. Durect’s acknowledgment of such request and agreement to provide such assistance shall be provided to King promptly but, in any event within [ * * *] Business Days of requests from King or King’s designee.

Section 3.2 Finished Excipients Inquiries and Complaints, Investigations, and Deviations.

(a) Inquiries and Complaints. King will be responsible for investigating and responding to all inquiries, complaints and adverse events regarding the Products that contain the Finished Excipients. It shall be the responsibility of King to comply with all Applicable Law and Governmental Authority reporting requirements regarding adverse drug events and finished product quality matters except where such events or matters are caused by the Manufacture of the Finished Excipients and in such instance, King may, consistent with Applicable Law and regulation, request Durect’s assistance, which shall not be unreasonably withheld or delayed, in such compliance.

(b) Notice of Investigations and Deviations. Durect shall promptly notify King’s contract quality assurance personnel identified in the Quality Agreement of any investigations or confirmed deviations related to a batch of Finished Excipients within a reasonable timeframe of the occurrence of such investigation or deviation, not to exceed [ * * *] Business Days and Durect shall provide King with the results or status of investigations no later than [ * * *] Business Days thereafter. Durect must perform a complete investigation prior to disposition of any applicable batch of Finished Excipients. King is responsible for making the applicable report to the FDA or any other Governmental Authority if it is determined that the Manufacture of the Finished Excipients is the cause of such reported complaint and/or adverse drug event.

(c) Investigations and Deviations. In the event any batch of Finished Excipients supplied by Durect and received by King fails to conform to the Specifications, as

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

attached hereto as Exhibit B-1, in the case of Finished [ * * *], or Exhibit B-2, in the case of Finished [ * * *], or the quality of the batch is not acceptable, Durect shall promptly and fully investigate to establish root cause(s) and will undertake corrective actions and institute preventative procedures [ * * *].

(d) Dispute Resolution. If the Parties disagree as to which Party is responsible for investigating and responding to all inquiries, complaints and adverse events under this Section 3.2, Durect and King representatives shall attempt to resolve such dispute. If the representatives cannot resolve such dispute, the retained samples shall be submitted by Durect and King to an Outside Laboratory, and the test results obtained by such laboratory shall be final and controlling. The fees and expenses of the Outside Laboratory testing shall be borne [ * * *].

Section 3.3 Stability. Durect will be responsible for establishing and executing a stability program for Finished Excipients, testing stability samples on a timely basis. Durect will initiate a stability failure investigation on any confirmed stability test failure within [ * * *] Business Days of Durect’s quality assurance group’s learning of any such failure. Durect shall investigate all such failures promptly, and [ * * *].

Section 3.4 DMF. Durect, at King’s Cost, shall supply King with all requested regulatory documentation related to the Finished Excipients for inclusion in finished product-related regulatory filings in relation to the Products. This shall include notifying the FDA of King’s right to reference Durect’s [ * * *] DMF as well as supplying King with a right to reference letter for King’s inclusion into its finished product-related regulatory filings in relation to the Products (a copy of which is attached as part of Exhibit E). Durect granted PTI a right of reference to a DMF on [ * * *] held by [ * * *] in accordance with Section 5.7(b) of Amendment 1 to the DLA and in furtherance of such grant, Durect has procured from [ * * *], a right to reference letter for King’s inclusion into its finished product-related regulatory filings in relation to the Products (a copy of which is attached as part of Exhibit E). In addition, Durect has procured for King from [ * * *] (a copy of which is attached as part of Exhibit E) and covenants to procure from any of Durect’s other Third Person suppliers of the Finished Excipients, right to reference letters substantially in the form of the letters attached hereto as Exhibit E for King’s inclusion into its finished product-related regulatory filings in relation to the Products. [ * * *]

Section 3.5 Maintenance of Facility.

(a) Transfer of Manufacturing out of Current Facilities. Except as otherwise approved in writing by King, Durect shall undertake processing of [ * * *] Starter Material into Finished [ * * *] exclusively at Durect’s Facility, a Second Site, or at expanded facilities (referenced in Section 2.7), and processing of [ * * *] Starter Material into Finished [ * * *] at [ * * *] Facility, a Second Site, or in expanded facilities (referenced in Section 2.7); provided, however, that if Durect elects to Manufacture either Finished Excipient at facilities other than the aforementioned sites with King’s prior written consent and with the written approval of the applicable Regulatory Authorities, [ * * *].

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Licenses and Registrations. Durect shall ensure that any and all necessary licenses, registrations, and Governmental Authority approvals have been obtained in connection with Durect’s Facility and any Second Site, and with any equipment used in connection with the Manufacture of Finished Excipients by Durect.

(c) Maintenance of Facility. Durect shall maintain Durect’s Facility and any Second Site and any related equipment in a state of repair and operating efficiency consistent with the requirements of the Specifications attached hereto as Exhibit B-1 and Exhibit B-2, Regulatory Approvals, the Manufacturing Processes, IPEC Guidelines, and all other Applicable Law.

(d) Holding Finished Excipients. Durect shall maintain in Durect’s Facility and at any Second Site adequate and segregated holding accommodations for the Finished Excipients, Starter Materials, and Materials used in Manufacturing Finished Excipients in accordance with the Specifications, Regulatory Approvals, the Manufacturing Process, IPEC Guidelines and all other Applicable Law.

(e) Disposal Services/Sites. With respect to the Manufacturing of Finished Excipients, Durect shall only use qualified disposal services or sites that have appropriate environmental and operating permits and are in compliance with Applicable Law.

Section 3.6 Audit/Inspection by King.

(a) Routine Audits. Durect agrees that King and its agents shall have the right from time to time, upon reasonable prior notice to Durect, to undertake a routine inspection of Durect’s Facility, any Second Site, as well as any other facility used in the Manufacturing of Finished Excipients from Starter Materials, including, but not limited to, inspection at such facility of (i) the Starter Material and Materials used in the Manufacture of Finished Excipients, (ii) the holding facilities for such Starter Material and Materials, (iii) the equipment used in the Manufacture of Finished Excipients, and (iv) all records relating to such Manufacturing and Durect’s Facility, Second Site or any other facility used in the Manufacturing of Finished Excipients from Starter Materials. Notwithstanding the provisions of this Section 3.6: (A) any such routine audit by King shall be no more frequent than [ * * *] per year per facility, each such audit shall last for no more than [ * * *] Business Days and King shall be represented by no more than [ * * *] individuals; (B) with respect to any audit of a Third Person facility, Durect may accompany King on any audit by King and such audit shall be subject to the terms and conditions required by the Third Person; and (C) King shall have no obligation or be deemed to have an obligation to inspect the Manufacturing facilities of Durect, a Second Site or any other facility used in the Manufacturing of Finished Excipients from Starter Materials.

(b) For Cause Audits. When problems and/or investigations occurring during the Manufacture of the Finished Excipients necessitate such actions, King shall have the right to undertake for cause inspections of Durect’s Facility, any Second Site, as well as any other facility used in the Manufacturing of Finished Excipients from Starter Materials, including, but not limited to, inspection at such facility of (i) the Starter Material and Materials used in the

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Manufacture of Finished Excipients, (ii) the holding facilities for such Starter Material and Materials, (iii) the equipment used in the Manufacture of Finished Excipients, and (iv) all records relating to such Manufacturing and Durect’s Facility, Second Site or any other facility used in the Manufacturing of Finished Excipients from Starter Materials. For clarity, audits for cause shall not be subject to the limits on frequency for routine audits set forth in Section 3.6(a) above, and may be carried out at any time as reasonably scheduled with Durect or Third Person. King shall be represented by a reasonable number of individuals appropriate to inspect the cause of the audit, and with respect to any audit of a Third Person facility, Durect may accompany King on any audit by King and such audit shall be subject to the terms and conditions required by the Third Person; and King shall have no obligation or be deemed to have an obligation to inspect the Manufacturing facilities of Durect, a Second Site or any other facility used in the Manufacturing of Finished Excipients from Starter Materials.

(c) Audit Report. Following any such audit (routine or for cause), King shall issue an audit report to Durect within [ * * *] Business Days of the completion of the audit, and Durect shall implement any corrective action in accordance with a timetable as may be reasonably agreed to by the Parties.

Section 3.7 Notification of Regulatory Inspections; Communications.

(a) Notice. Durect shall notify King by telephone within [ * * *] Business Day, and in writing within [ * * *] Business Days, after learning of any proposed or unannounced visit or inspection of Durect’s Facility or any Second Site by any Governmental Authority, and shall permit King to be present in such facility if such visit or inspection directly relates to the Finished Excipients.

(b) Copies of Written Communications. Durect shall provide to King a copy of (i) any report and other written communications received from such Governmental Authority in connection with such visit or inspection, including any Form 483 observations and responses, and (ii) any other written communications received from such Governmental Authority relating to Finished Excipients or any equipment or Manufacturing Process used in connection with the Manufacture of Finished Excipients, in each case, within [ * * *] Business Days after receipt thereof.

(c) Durect Responses. Durect shall consult with King concerning the response of Durect to each such communication if it relates to the Finished Excipients. Durect shall provide King with a copy of all draft responses for comment as soon as possible and all final responses within [ * * *] Business Days prior to submission thereof.

Section 3.8 Additional Information. Each Party shall provide in written form to the other Party in a timely manner and in any case, within [ * * *] days of the date of request, (i) information in reference to the Party’s NDA annual report or DMF update, as applicable, to the FDA or any other Governmental Authority, with respect to the Finished Excipients, and (ii) all information that such Party requests regarding the Finished Excipients in order to comply with Applicable Laws. Such information shall include, without limitation, Manufacturing and testing documentation.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 3.9 Finished Excipients Recalls. In the event (i) any Governmental Authority issues a request, directive, or order to recall a Product in which the Finished Excipients are used, (ii) a court of competent jurisdiction orders such a recall, or (iii) King shall reasonably determine that any of the Products may be recalled, the Parties shall take all appropriate corrective actions, and Durect shall cooperate, at King’s request, in the investigations surrounding such recall. In the event that such recall results from any cause or event arising from the failure of the Finished Excipients to conform to the warranty provided in Section 4.3 below, then subject to Section 7.5 below, [ * * *]. For purposes of this Agreement, the expenses of recall shall include the expenses of notification and destruction or return of the recalled finished Product and all other documented out-of-pocket costs incurred in connection with the recall.

Section 3.10 Manufacturing Records. Durect shall maintain, or cause to be maintained, (i) all records necessary to comply with the IPEC Guidelines and all other Applicable Law relating to the Manufacture of Finished Excipients, (ii) all manufacturing records, standard operating procedures, validation records, equipment log books, batch records, laboratory notebooks and all raw data relating to the manufacturing of Finished Excipients and all records relating to the shipment of the Finished Excipients, and (iii) such other records as King may reasonably require in order to ensure compliance by Durect with the terms of this Agreement. All such material shall be retained for such period as may be required by Applicable Law or as required by Durect’s standard operating procedures.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Each Party. Each Party hereby represents and warrants to the other Party as follows:

(a) Formation, Authority, Action. Such Party (i) is duly formed and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (iii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(b) Legal, Valid, Binding Obligation. Upon execution, this Agreement will have been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

(c) Consents, Approvals, and Authorization. All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) No Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not and will not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or limited partnership agreement of such Party and (ii) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

Section 4.2 Additional Representations, Warranties and Covenants of Durect. Durect warrants, represents and covenants that:

(a) it has or will have facilities, personnel, experience and expertise sufficient in quality and quantity to perform the obligations hereunder;

(b) as of the Effective Date, it has access to sufficient supplies of the Finished Excipients, the Starter Materials, and Materials and other required resources to supply the Finished Excipients as required under this Agreement and shall exercise commercially reasonable efforts to maintain access to sufficient supplies without interruption during the Term;

(c) it has established quality assurance, quality controls and review procedures and all such procedures are in place;

(d) it has at the Effective Date and shall during the Term of this Agreement observe and comply, at its sole cost, with all Applicable Law pertaining to the Manufacture of Finished Excipients under this Agreement;

(e) pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a (the “Act”) as may be amended or supplemented, as of the Effective Date:

(i) it, nor or any current officers, directors or representatives of Durect, is not currently debarred by the Food and Drug Administration under the Act. (The FDA’s Debarment List appears at http://www.fda.gov/ora/compliance_ref/debar/);

(ii) to Durect’s knowledge, it is not currently using and will not knowingly use in any capacity in connection with the Manufacture of Finished Excipients hereunder any Person that is currently debarred by the FDA under the Act; and

(iii) there have been no convictions of it, nor or any current officers, directors or representatives of Durect, for any of the types of crimes set forth in the Act within the five (5) years prior to the Effective Date of this Agreement; and

(f) it shall immediately notify King if, at any time during the Term of this Agreement, Durect or its Affiliates or any Person used by Durect in the Manufacture of Finished Excipients hereunder is convicted of an offense that would subject it to debarment by the FDA.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 4.3 Finished Excipients Warranty. Durect warrants that, at the time of delivery of Finished Excipients to King: (a) such Finished Excipients will have been Manufactured in accordance with the Manufacturing Process, IPEC Guidelines, and all Applicable Law of the U.S. and E.U., and other countries of the Territory after implementation of the Global Supply Plan in accordance with Section 2.1(d); (b) such Finished Excipients will meet the applicable Specifications as set forth hereto in Exhibit B-1, in the case of Finished [ * * *], and Exhibit B-2, in the case of Finished [ * * *], and will conform with the Certificate of Analysis as set forth hereto in Exhibit A-1, in the case of Finished [ * * *], and Exhibit A-2, in the case of Finished [ * * *]; (c) such Finished Excipients will not be adulterated or misbranded within the meaning of the FDCA and Applicable Law; (d) title to such Finished Excipients will pass to King as provided herein free and clear of any security interest, lien, or other encumbrance; (e) such Finished Excipients will have been Manufactured in facilities that are in compliance with all Applicable Laws of the U.S. and E.U., and other countries of the Territory after implementation of the Global Supply Plan in accordance with Section 2.1(d) at the time of such Manufacture (including applicable inspection requirements of FDA and other Governmental Authorities in the applicable country of the Territory); (f) each such Finished Excipient is not an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDCA; and (g) unless otherwise agreed to by the Parties, the expiration date of such Finished Excipients shall be no earlier than [ * * *] after the date of delivery.

Section 4.4 Disclaimer of Other Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

ARTICLE V. CONFIDENTIALITY

Section 5.1 Confidentiality. The Parties agree that maintenance of confidential and proprietary information under this Agreement shall be in accordance with the terms of the Confidentiality Agreement entered into between the Parties and dated [ * * *]. A copy of the Confidentiality Agreement is attached hereto as Exhibit F.

Section 5.2 Third Person Information. In the event that a Party discloses to the other Party any confidential information belonging to a Third Person, the Party receiving such confidential Third Person information shall agree to abide by the terms and conditions applicable to the Third Person confidential information under which the Party disclosing such Third Person confidential information received such confidential information from such Third Person notwithstanding any terms and conditions contained to the contrary herein. The Party disclosing such Third Person confidential information will clearly differentiate such Third Person confidential information from its own confidential Information upon disclosure to the receiving Party.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 5.3 Publicity.

(a) Prior Consent. Except as otherwise provided in this Agreement or required by Applicable Law, no Party will originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders’ reports or otherwise, relating to this Agreement or the performance under this Agreement, without the prior written approval (including e-mail) of the other Party, which approval shall not be unreasonably withheld or delayed.

(b) Exceptions to Prior Consent. Each of the Parties hereto agrees not to disclose to any Third Person the terms and conditions of this Agreement without the prior written consent of the other Party hereto in accordance with Section 5.3(a) hereof, except (i) to advisors and investors on a need-to-know basis under conditions which reasonably ensure the confidentiality thereof; (ii) in confidence to legal counsel of such Parties; (iii) in confidence, in connection with the exercise or enforcement of this Agreement or rights under this Agreement; (iv) in confidence, in connection with a merger, acquisition of stock or assets, proposed merger or acquisition, or the like; (v) as required by any court or other Governmental Authority or as otherwise required by Applicable Law; provided however, prior to any such required disclosure the non-disclosing Party shall be allowed to review the proposed disclosure, and the disclosing Party agrees to consider in good faith any proposed revisions thereof provided to the disclosing Party within two (2) Business Days of the non-disclosing Party’s receipt of the proposed disclosure, and the Parties shall seek confidential treatment for such disclosure as permitted by Applicable Law.

(c) Durect’s ORADUR® Technology. To the extent commercially feasible and permitted by Applicable Law, all of King’s corporate communications (e.g., press releases, corporate presentations, etc.) and promotional materials (e.g., Product advertising, etc.) relating to the Products shall include an acknowledgement that the Product is based on Durect’s ORADUR® Technology.

ARTICLE VI. TERM AND TERMINATION

Section 6.1 Term. This Agreement shall commence as of the Effective Date and, unless earlier terminated in accordance with the terms of this ARTICLE VI, or unless otherwise mutually agreed to by the Parties, shall expire on the earlier of: (i) expiration of all licenses granted to PTI under the DLA or (ii) the termination or expiration of the License Agreement (the “Term”).

Section 6.2 Termination. In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated as follows:

(a) By King:

(i) King may terminate this Agreement immediately upon notice to Durect in the event that any Governmental Authority causes the withdrawal of all Products from the market in all countries in the Territory or otherwise withdraws approval of Durect, King, or any Third Person as a manufacturer of the Finished Excipients hereunder, the effect of which would prevent King from obtaining Finished Excipients in sufficient amounts to allow it to reasonably Exploit the Products; or

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii) King may terminate this Agreement in the event of a Change of Control (as defined in the DLA) of Durect by written notice to Durect delivered no later than [ * * *] days after receipt of notification from Durect of such Change of Control (as defined in the DLA) of Durect (which shall be deemed to have occurred on the completion of such Change of Control (as defined in the DLA)). In the event that King elects to terminate this Agreement, this Agreement shall terminate effective one (1) year from the date that Durect receives notice from King of its election to terminate.

(b) By Durect:

(i) In the event that Durect is unable to procure [ * * *] Starter Material that is suitable and in sufficient quantities for the Manufacture and supply of Finished [ * * *] hereunder, despite having used commercially reasonable efforts to do so, then Durect shall have the right to terminate its obligation to supply Finished [ * * *] under Section 2.2(a) by providing written notice to King, in which event King’s obligation under Section 2.2(a) to purchase its requirements of Finished [ * * *] shall also terminate. Durect shall notify King of its intent to terminate under this Section 6.2(b)(i) as soon as Durect is aware of such facts that would lead Durect to exercise such right. The foregoing termination of King’s purchase and Durect’s supply obligations with respect to Finished [ * * *] shall be without prejudice to the Parties’ obligations hereunder with respect to Finished [ * * *]; or

(ii) In the event that Durect is unable to procure [ * * *] Starter Material that is suitable and in sufficient quantities for the Manufacture and supply of Finished [ * * *] hereunder despite having used commercially reasonable efforts to do so, then Durect shall have the right to terminate its obligation under Section 2.2(a) to supply Finished [ * * *] by providing written notice to King, in which event King’s obligation under Section 2.2(a) to purchase its requirements of Finished [ * * *] shall also terminate. Durect shall notify King of its intent to terminate under this Section 6.2(b)(ii) as soon as Durect is aware of such facts that would lead Durect to exercise such right. The foregoing termination of King’s purchase and Durect’s supply obligations with respect to Finished [ * * *] shall be without prejudice to the Parties’ obligations hereunder with respect to Finished [ * * *].

(iii) In the event that Durect has exercised its rights under both Section 6.2(b)(i) and Section 6.2(b)(ii), this Agreement shall terminate, and other than as provided in Section 6.3(e), Section 6.3(f), and otherwise as expressly provided hereunder, Durect shall have no obligations or liabilities arising from such termination whatsoever.

(c) This Agreement may be terminated at any time by either Party:

(i) immediately upon written notice if the other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

bankruptcy or insolvency or for reorganization or for arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors; or

(ii) immediately upon written notice in the event of a material breach of this Agreement by the other Party, which default has not been cured by the defaulting Party within sixty (60) days after receiving written notice thereof from the non-defaulting Party specifying the nature of the default and requiring the other Party to cure the default. Failure to pay any amounts due under this Agreement within sixty (60) days after written notice that such amounts are overdue shall be deemed a material breach of this Agreement.

Section 6.3 Effect of Termination.

(a) Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available at law or in equity.

(b) Upon expiration or termination of this Agreement, each Party, at the request of the other, shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s confidential Information. Each Party shall be entitled to maintain one (1) copy of the other Party’s confidential Information only for archival purposes and for determining its continuing obligations under this Agreement.

(c) Upon King’s termination of this Agreement for any reason (except in the case of a breach by Durect), King will honor all submitted but unfilled Purchase Orders.

(d) In the event that Durect terminates the Agreement under Section 6.2(c)(ii), at Durect’s sole election, King shall be obligated to purchase from Durect all Finished Excipients in Durect’s inventory and in production at the then prevailing Purchase Price up to the quantity subject to the binding portion of any Forecast.

(e) Upon Durect’s termination of its obligation to supply Finished [ * * *] to King under Section 6.2(b)(i) due to its inability to source [ * * *] Starter Material, Durect shall:

(i) [ * * *].

(f) Upon Durect’s termination of its obligation to supply Finished [ * * *] to King under Section 6.2(b)(ii) due to its inability to source [ * * *] Starter Material, Durect shall:

(i) [ * * *].

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(g) In the event the Agreement is terminated by King under Section 6.2(a)(ii) or Section 6.2(c) or by Durect under Section 6.2(b) or Section 6.2(c)(i), [ * * *].

Section 6.4 Accrued Rights; Surviving Provisions.

(a) Continued Performance. Notwithstanding the giving of any notice of termination pursuant to this ARTICLE VI, each Party shall continue to fulfill such Party’s obligations under this Agreement at all times until the effective date of any such termination.

(b) Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration.

(c) Surviving Provisions. The provisions of Article I, Section 2.2(c), Section 2.3(b) (to the extent the Tech Transfer Plan has not been fully implemented prior to termination), Sections 2.8(e) through (i), Section 2.9, Section 2.10, Section 2.11(b), Section 2.12, Section 2.13, Section 2.15, Section 3.1(a) through (b), Section 3.2, Section 3.4, Section 3.5, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 4.3, Section 4.4, Article V, Section 6.3, Section 6.4, Article VII and Article VIII shall survive any expiration or termination of this Agreement, and remain in full force and effect.

ARTICLE VII. INDEMNIFICATION

Section 7.1 Durect Indemnification. Durect shall, during and after the Term of this Agreement, indemnify and hold harmless King and its Affiliates and their respective directors, officers, employees, scientific advisors, consultants, and agents (the “King Indemnified Parties”), against any and all claims, losses, damages and liabilities, including reasonable attorneys’ fees and Costs (“Liabilities”) arising out of or resulting from any claim, action, suit, or other proceeding brought by a Third Person against a King Indemnified Party for (i) any breach of any express representation, warranty, or covenant by Durect under this Agreement, and (ii) the negligence or willful misconduct of Durect or any of its directors, officers, and employees in the performance of Durect’s obligations hereunder. The foregoing indemnity obligation shall not apply to the extent that such claim, loss, damage, liability, or Third Person claim or suit is covered by King’s indemnity obligation under Section 7.2 hereof, as to which Liabilities each Party shall indemnify the other Party to the extent of their respective liability for the Liabilities.

Section 7.2 King Indemnification. King shall, during and after the Term of this Agreement, indemnify and hold harmless Durect and its Affiliates and their respective directors, officers, employees, scientific advisors, consultants, and agents (the “Durect Indemnified Parties”) against any and all Liabilities arising out of or resulting from any claim, action, suit or other proceeding brought by a Third Person against a Durect Indemnified Party for (i) any breach of any express representation, warranty or covenant by King under this Agreement, (ii) the negligence or willful misconduct of King or any of its respective directors, officers, and employees in the performance of King’s obligations hereunder or (iii) the Exploitation of the Products by King or its sublicensees or Affiliates, including without limitation any and all product liability and

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

intellectual property infringement claims. The foregoing indemnity obligation shall not apply to the extent that any such claim, loss, damage, liability or Third Person claim or suit is covered by Durect’s indemnity obligation under Section 7.1 hereof, as to which Liabilities each Party shall indemnify the other Party to the extent of their respective liability for the Liabilities.

Section 7.3 Indemnification Procedure.

(a) Notice of Claim. The indemnified Party (the “Indemnitee”) shall give the indemnifying Party (the “Indemnitor”) prompt written notice (an “Indemnification Claim Notice”) of any Liabilities or discovery of facts upon which such Indemnitee intends to base a request for indemnification under Section 7.1 or Section 7.2, but in no event shall the Indemnitor be liable for any Liabilities that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Liability (to the extent that the nature and amount of such Liability are known at such time). The Indemnitee shall furnish promptly to the Indemnitor copies of all papers and official documents received in respect of any Liabilities.

(b) Control of Defense. At its option, the Indemnitor may assume the defense of any Liabilities by giving written notice to the Indemnitee within [ * * *] days after the Indemnitor’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Liability by the Indemnitor shall not be construed as an acknowledgment that the Indemnitor is liable to indemnify any Indemnitee in respect of the Liability, nor shall it constitute a waiver by the Indemnitor of any defenses it may assert against any Indemnitee’s claim for indemnification. Upon assuming the defense of a Liability, the Indemnitor may appoint as lead counsel in the defense of the Liability any legal counsel selected by the Indemnitor. In the event the Indemnitor assumes the defense of a Liability, the Indemnitee shall immediately deliver to the Indemnitor all original notices and documents (including court papers) received by any Indemnitee in connection with the Liability. Subject to clause (c) below, if the Indemnitor assumes the defense of a Liability, the Indemnitor shall not be liable to the Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the analysis, defense or settlement of the Liability. In the event that it is ultimately determined that the Indemnitor is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Liability, the Indemnitee shall reimburse the Indemnitor for any and all Costs and expenses (including attorneys’ fees and Costs of suit) incurred by the Indemnitor in its defense of the Liability with respect to such Indemnitee.

(c) Right to Participate in Defense. Without limiting Section 7.3(b), any Indemnitee shall be entitled to participate in, but not control, the defense of any Liability and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnitor in writing, (ii) the Indemnitor has failed to assume the defense and employ counsel in accordance with Section 7.3(b) (in which case the Indemnitee shall control the defense), or (iii) the interests of the Indemnitee and the Indemnitor with respect to such Liability are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles, in which case, Indemnitor shall be responsible for such expenses.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) Settlement. With respect to any Liabilities relating solely to the payment of money damages and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnitor shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnitor shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Liability, on such terms as the Indemnitor, in its sole discretion, shall deem appropriate. With respect to all other Liabilities, where the Indemnitor has assumed the defense of the Liability, the Indemnitor shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Liability; provided that it obtains the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed). The Indemnitor shall not be liable for any settlement or other disposition of a Liability by an Indemnitee that is reached without the written consent of the Indemnitor. Regardless of whether the Indemnitor chooses to defend or prosecute any Liability, no Indemnitee shall admit any liability with respect to, or settle, compromise or dispose of, any Liability without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

(e) Cooperation. If the Indemnitor chooses to defend or prosecute any Liability, the Indemnitee shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnitor to, and reasonable retention by the Indemnitee of, records and information that are reasonably relevant to such Liability, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnitor shall reimburse the Indemnitee for all its reasonable out-of-pocket expenses in connection therewith.

(f) Expenses. Except as provided above, the reasonable and verifiable Costs and expenses, including fees and disbursements of counsel, incurred by the Indemnitee in connection with any Liability shall be reimbursed on a calendar quarter basis in arrears by the Indemnitor, without prejudice to the Indemnitor’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnitor is ultimately held not to be obligated to indemnify the Indemnitee.

Section 7.4 Insurance. During the Term and for a period of [ * * *] years thereafter, Durect shall maintain insurance underwritten by a nationally recognized Third Person insurer against such risks and upon such terms (including coverages and deductible limits) as is customary for the activities to be conducted by Durect under this Agreement and is appropriate to cover its indemnification obligations hereunder. Durect shall furnish to King evidence of such insurance, upon request. Additionally, at all times while this Agreement is in effect, and for such period of time thereafter as the expiration date of the last quantities of Finished Excipients

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

delivered to King hereunder has not been reached, each Party shall procure and maintain commercial general liability insurance (including product liability coverage) with a bodily injury, death and property damage combined single limit of not less than USD$[ * * *] per occurrence and in the aggregate. Each Party may satisfy its obligations hereunder through self-insurance to the same extent.

Section 7.5 Limitation on Damages.

(a) WITH RESPECT TO ANY CLAIM BY ONE PARTY AGAINST THE OTHER ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OR THE FAILURE OF PERFORMANCE OF THE OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT THE LIABILITY OF SUCH PARTY TO THE OTHER PARTY FOR SUCH BREACH SHALL BE LIMITED UNDER THIS AGREEMENT OR OTHERWISE AT LAW OR EQUITY TO DIRECT DAMAGES ONLY AND IN NO EVENT SHALL A PARTY BE LIABLE FOR LOST PROFITS, COVER DAMAGES, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES. THE IMMEDIATELY FOREGOING SENTENCE SHALL NOT BE CONSTRUED OR INTERPRETED TO LIMIT A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE VII, WHICH INDEMNIFICATION OBLIGATIONS SHALL BE SUBJECT ONLY TO THE LIMITATION OF LIABILITY UNDER THE SECOND PARAGRAPH OF THIS SECTION 7.5.

(b) EXCEPT IN THE CASE OF DURECT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, DURECT’S LIABILITY FOR ANY CLAIMS MADE BY KING FOR ANY CAUSE OF ACTION OR INDEMNIFICATION RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE PRICE PAID TO DURECT FOR ALL FINISHED EXCIPIENTS DURING THE [ * * *] [ * * *] PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABLITY.

ARTICLE VIII. MISCELLANEOUS

Section 8.1 Notices. All notices or other communications which shall or may be given pursuant to this Agreement shall be in writing and shall be deemed to be effective when delivered by facsimile transmission AND (a) when delivered if sent by registered or certified mail, return receipt requested, or (b) on the next Business Day, if sent by internationally recognized overnight courier, in each case to the Parties at the following addresses (or at such other addresses as shall be specified by like notice) with postage or delivery charges prepaid:

If to KING PHARMACEUTICALS, INC:

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Attention: General Counsel
Telephone:	(423) 989-8000
Facsimile:	(423) 990-2566

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

With a copy to:

King Pharmaceuticals, Inc.
400 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey 08807
Attention:	General Counsel
Telephone:	(908) 429-6000
Facsimile:	(908) 927-8430

If to Durect to:

Durect Corporation
2 Results Way
Cupertino, California 95014
Attention:	General Counsel
Telephone:	(408) 777-1417
Facsimile:	(408) 777-3577

Section 8.2 Force Majeure. Except as otherwise expressly provided elsewhere in this Agreement, the Parties shall have the rights and obligations in the event of a Force Majeure as set forth in this Section 8.2. Neither Party shall be liable for delay in delivery or nonperformance in whole or in part, nor shall the other Party have the right to terminate this Agreement except as otherwise specifically provided in this Section 8.2, where delivery or performance has been affected by one of the following conditions (to the extent they result in a substantial or material loss of manufacturing capacity for the Finished Excipients): fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotion, or acts, omissions or delays in acting by any Governmental Authority (a “Force Majeure”); provided that the Party affected by such a condition shall, within ten (10) days of its occurrence, give notice to the other Party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming Party shall use its best efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for ninety (90) days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such Force Majeure event, the unaffected Party may terminate this Agreement immediately by written notice to the affected Party.

Section 8.3 Books and Records. Any books and records to be maintained under this Agreement by a Party shall be maintained in accordance with generally accepted accounting principles, consistently applied.

Section 8.4 Independent Contractor. The Parties to this Agreement are independent contractors. Nothing contained in this Agreement shall be construed to place the Parties in the relationship of employer and employee, partners, principal and agent or a joint venture. Neither Party shall have the power to bind or obligate the other Party nor shall either Party hold itself out as having such authority.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 8.5 Use of Trademarks. Save as provided for herein, neither Party shall use the other Party’s or the other Party’s Affiliates’ names or trademarks for publicity or advertising purposes, except with the prior written consent of the other Party.

Section 8.6 Waiver. No waiver by either Party of any provision or breach of this Agreement shall constitute a waiver by such Party of any other provision or breach, and no such waiver shall be effective unless made in writing and signed by an authorized representative of the Party against whom waiver is sought. Either Party’s consent to or approval of any act of the other Party shall not be deemed to render unnecessary the obtaining of that Party’s consent to or approval of any subsequent act by the other Party.

Section 8.7 Binding Effect; Assignment.

(a) Except as expressly provided herein, neither this Agreement nor any interest or obligation hereunder may be assigned or delegated by either Party without the prior written consent of the other Party, except that either Party may assign this Agreement, in whole but not in part, to any successor of such Party by merger, acquisition, sale or otherwise of substantially all of its business or assets to which this Agreement relates, provided that no such assignment shall release the assigning Party from any liability hereunder incurred prior to the date of such assignment. Subject to the foregoing, this Agreement shall be binding upon the successors and permitted assigns of the Parties. A Party shall not assign or otherwise transfer any of its patent rights to a Third Person such that such assignment or transfer materially restricts, in whole or in part, the rights of the other Party under this Agreement. Any assignment not in accordance with this Section 8.7 shall be void. Notwithstanding any provision in this Section 8.7 to the contrary, either Party shall be entitled to assign this Agreement as security to one or more financial institutions providing financing to such Party and may be assigned pursuant to the terms of the applicable security agreement.

(b) Notwithstanding any provision in this Agreement to the contrary, King shall be entitled to wholly assign this Agreement to PTI when King is required to assign this Agreement to PTI under the terms of the Collaboration Agreement.

Section 8.8 No Third Person Beneficiaries. This Agreement is not intended to confer upon any non-Party rights or remedies hereunder, except as may be received or created as part of a valid assignment.

Section 8.9 Technical Dispute Resolution. In the event of a dispute between the Parties regarding “Technical Issues” (as defined in this Section 8.9), Durect and King shall apply good faith efforts to the resolution of such dispute. If the Parties cannot resolve such dispute, the dispute may thereafter be submitted by either Party to a mutually agreed upon Third Person expert who is sufficiently technically qualified to consider the dispute and render a decision in

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

such matter. The fees and expenses of the Third Person shall be borne entirely by the Party whose analysis was in error as determined by such Third Person expert (when for Durect’s account, such fees and expenses shall not be passed through to King in Purchase Price or otherwise). “Technical Issues” shall mean interpretation of the technical and manufacturing issues under this Agreement and interpretation of “Required Manufacturing Changes” under this Agreement. The procedure set forth in this Section 8.9 shall not prejudice either Party’s right to bring a dispute relating to Technical Issues before a court of competent jurisdiction as provided in Section 8.10.

Section 8.10 Governing Law; Venue. This Agreement shall be construed under and governed in all respects by the laws of the State of New York without regard to the application of principles of conflicts of laws. The Parties agree that any dispute arising out of this Agreement shall be brought before a court of competent jurisdiction in the State of New York and each Party consents to the jurisdiction and venue of such court.

Section 8.11 Severability. If any provision of this Agreement is found by a proper authority to be unenforceable, then (i) a suitable and equitable provision shall be substituted therefore, in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement will continue in full force and effect.

Section 8.12 Headings. All headings and captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provision herein.

Section 8.13 Entire Agreement. This Agreement and the Quality Agreement constitute the final, complete, and exclusive agreement between the Parties relating to the subject matter hereof and supersede all prior conversations, understandings, promises, and agreements relating to the subject matter hereof. To the extent that any inconsistencies exist between this Agreement and the Quality Agreement, this Agreement shall control. Neither Party has relied upon any communications, representations, terms, or promises, verbal or written, that are not set forth herein.

Section 8.14 Amendment; Modification. This Agreement may not be amended, modified, altered or supplemented except by a writing signed by both Parties. No modification of any nature to this Agreement and no representation, agreement, arrangement, or other communication shall be binding on the Parties unless such is expressly contained in writing and executed by the Parties as an amendment to this Agreement. This Agreement may not be amended in any respect by any Purchase Order, invoice, acknowledgment or other similar printed document issued by either Party.

Section 8.15 Further Assurances. Each of the Parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such additional assignments, agreements, documents, and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Section 8.16 Remedies. Except as otherwise expressly provided elsewhere in this Agreement, the remedies provided hereunder and under the governing law are cumulative and not exclusive.

Section 8.17 Counterparts. This Agreement may be executed manually, electronically in Adobe® PDF file format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

Section 8.18 Notification of First Commercial Sale. King shall notify Durect within [ * * *] Business Days of the first commercial sale of the Product Remoxy®, and Durect shall have the right to communicate this fact to [ * * *] as required by the [ * * *] Agreement.

IN WITNESS WHEREOF, the Parties have executed this Excipient Manufacturing and Supply Agreement as of the Effective Date.

KING PHARMACEUTICALS, INC.		DURECT CORPORATION

By:	/s/ Brian A. Markison	By:	/s/ James E. Brown
Name:	Brian A. Markison	Name:	James E. Brown
Title:	President & CEO	Title:	President & CEO

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Appendix A

Products

Remoxy

Appendix A

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit A-1

Certificate of Analysis for [ * * *]

[ * * *]

Exhibit A

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit A-2

Certificate of Analysis for [ * * *]

[ * * *]

Exhibit A

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit B-1

[* * *]

Exhibit B

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit B-2

[* * *]

Exhibit B

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit C

Definitions from the DLA

Definition	Where Defined in DLA
[ * * *]	Section 5.1(a) (Amendment 1)

Change of Control	Section 1.9

DURECT Research Expenses	Section 1.20

[ * * *] Agreement	Section 5.7(b) (Amendment 1)

Excipient Ingredients	Section 5.1(a) (Amendment 1)

FDA	Section 1.23

Licensed Product	Section 1.34

Net Sales	Section 1.39

[ * * *]	Section 5.1(a) (Amendment 1)

[ * * *] DMF	Section 6.4 (Amendment 1)

Technical Information	Section 1.57

[ * * *] Expenses	Section 5.7 (Amendment 1)

Exhibit C

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

EXHIBIT D – PART I

MANUFACTURING COSTS

“Manufacturing Cost” shall mean the sum of [ * * *]

Exhibit D

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit D – Part II - [ * * *]

Exhibit D

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit D – Part III - [ * * *]

Exhibit D

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit D – Part IV

Invoicing Procedure

The following sets out in order the steps for Durect’s invoicing King for Finished Excipients supplied under this Agreement:

A. [ * * *]

Exhibit D

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit E

DMF Right of Reference Letters (Durect, [ * * *])

Exhibit E

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit F

Confidentiality Agreement

[* * *]

Exhibit F

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

Exhibit G

Quality Agreement

[* * *]

Exhibit G